UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2005

________________

Meta Financial Group, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	0-22140	42-1406262
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

Fifth at Erie, Storm Lake, IA 50588
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (712) 732-4117

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
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TABLE OF CONTENTS

Section 2 - Financial Information.

Item 2.06 Material Impairments.

Signatures

Section 2 - Financial Information.

Item 2.06. Material Impairments.

On June 24, 2005, the Registrant filed a Form 8-K, under Section 2, Item 2.06(a), disclosing that the Registrant and its principal operating subsidiaries, MetaBank and MetaBank West Central, on June 20, 2005, determined that a material amount of its assets were impaired under generally accepted accounting principles. At that time, the Registrant was unable to estimate under Section 2, Item 2.06(b) the amount or range of amounts of the impairment charge, and was unable to estimate under Section 2, Item 2.06(c) the amount or range of amounts of future cash expenditures that will result from the impairment charge. On August 15, 2005, the Registrant filed a Form 8-K which indicated that the range of possible loss was estimated by the Registrant to be between $1.90 million and $4.88 million, and, due to higher than expected collection and related costs, that the range of future cash expenditures was estimated to be between $250,000 and $500,000. The Registrant has now revised its range of cash expenditures upward. The new range is estimated to be between $750,000 and $1.1 million. The Registrant continues to believe that its range of possible loss, estimated to be between $1.90 and $4.88 million, remains accurate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

By:	/s/ Jonathan M. Gaiser
Jonathan M. Gaiser
Senior Vice President, Secretary, Treasurer
and Chief Financial Officer

Dated:  January 24, 2006